UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2024

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06 Material Impairments
Blackbaud, Inc. (the “Company,” "we" or "our") previously disclosed that while EVERFI (a component of its Corporate Sector market group) represented a small portion of the Company's total revenue at approximately 8% for the nine months ended September 30, 2024, the Company expected EVERFI to continue to be a drag on its overall performance. We recently hired a strategic advisor to assist us in considering a range of alternatives for EVERFI, one of which includes a potential divestiture of the business.
As part of evaluating alternatives for EVERFI, we prepared a revised business forecast that included a new level of detail, including separately identifiable cash flows for EVERFI. The Company then reassessed its asset groupings under ASC 360-10 and determined there was a new asset group for EVERFI and evaluated this asset group for potential impairment. On December 9, 2024, the Company concluded that a material impairment charge is required related to its EVERFI asset group, which primarily includes finite-lived intangible assets and capitalized software and content development costs. The estimated pre-tax noncash charge may be up to approximately $415 million, which will be reflected in our consolidated financial statements for the fourth quarter of 2024. The Company is currently in the process of measuring the impairment and the actual amount of the impairment charge could differ materially from this estimate. In accordance with Item 2.06 of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K after it makes a determination of an estimate of the amount or range of amounts of the impairment charge. The impairment charge will not result in any future cash expenditures. There may be additional impairment charges recorded as a result of completing our evaluation of strategic alternatives for EVERFI.
EVERFI remains well positioned to support its customers. We will continue to provide updates as progress is made on this initiative.
Forward- Looking Statements
Except for historical information, all of the statements, expectations and assumptions contained in this Current Report on Form 8-K are forward- looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company's estimates regarding the impairment charge related to the EVERFI assets. These statements involve a number of risks and uncertainties. Although we attempt to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the risk factors set forth from time to time in our filings with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. We assume no obligation and do not intend to update these forward- looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	December 12, 2024	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)